POWER OF ATTORNEY

ATLANTIC COAST FINANCIAL CORPORATION

KNOWN ALL PERSONS BY THESE PRESENTS, the undersigned, in his capacity as a director of Atlantic Coast Financial Corporation, does hereby constitute and appoint Thomas B. Wagers, Sr. and John K. Stephens, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute in his name, place and stead, in any and all capacities, to sign this registration statement on Form S-1, and any and all amendments (including post-effective amendments) to this registration statement, and to sign any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all amendments thereto, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has signed his name as of the 16th day of October, 2013.

/s/ Dave Bhasin
Dave Bhasin, Director